Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GSI Group Inc. 2010 Incentive Award Plan of GSI Group Inc. of our report dated October 1, 2010, with respect to the consolidated financial statements of GSI Group Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 17, 2010